UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2024

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2024, Orgenesis Inc. (“Orgenesis”) and Harley Street Healthcare Group (London) Plc Ltd. (“HSHG”) entered into a Strategic Partnership Agreement (the “Agreement”) pursuant to which Orgenesis and HSHG agreed to form a joint venture to collaborate in the clinical development and commercialization of wellness and longevity-related services, including personalized preventative care and regenerative therapies, which are to be offered on a subscription basis by HSHG in line with a planned offering of “Health & Wellness as a Service” initially within the territory of the United Kingdom, the UAE, MENA, Canada, ASEAN, the Balkans, Africa, Latam and the Indian Subcontinent (the “Territory”). Pursuant to the Agreement, any new joint venture entity to be formed (the “JV”) will initially be owned 49% by Orgenesis and 51% by HSHG. Thereafter, ownership of the JV entity will be based on each party’s respective contributions, and control of the board of the JV entity will be based upon such percentage contributions. Until the parties mutually agree to form the new JV entity, HSHG and Orgenesis shall each carry out the respective tasks assigned to them for the implementation of the project in accordance with the Agreement and the applicable work plan thereunder.

Pursuant to the Agreement, HSHG agreed to invest (by the end of December 2024 for phase I) $5 million in Orgenesis shares of common stock at a purchase price equal to the greater of (i) $1.03 per share (subject to adjustment for stock splits, consolidations and similar transactions) or (ii) a 5% premium to the Nasdaq official closing price of the common stock of Orgenesis at the time of HSHG’s investment. Upon receipt by Orgenesis of the $5 million investment set forth above, HSHG will receive 4,854,369 three-year warrants to purchase 4,854,369 shares of Orgenesis common stock at an exercise price equal to the greater of (i) $1.03 per share (subject to adjustment for stock splits, consolidations and similar transactions) or (ii) a 10% premium to the Nasdaq official closing price of the Orgenesis common stock. In addition, HSHG will have the option to provide up to $5 million of additional funding for phase II, to be invested by December 31, 2025 in Orgenesis shares of common stock under the same terms (the “Option”). The Option shall expire on the one year anniversary of the date which Orgenesis receives the original investment from HSHG (the “Effective Date”). In addition, following the Effective Date, HSHG will have the option to nominate a representative board member to join the Orgenesis board of directors, subject to Orgenesis obtaining the proper corporate approvals and the applicable rules and regulations of the Nasdaq Stock Market.

Orgenesis shall contribute to the JV its intellectual property rights in the form of a license agreement to be entered into by the parties, which will require that HSHG shall be solely responsible for payment of all costs of the manufacturing, distributing, marketing and/or selling of Orgenesis products within the Territory. In addition, Orgenesis shall provide the know-how and tech transfer of Orgenesis products, and will support the JV and HSHG in the implementation of one or more products in the Territory, including implementing the relevant Orgenesis’ quality management system, all as specified and detailed in the applicable work plan and the relevant master services agreement. Orgenesis will have the option to nominate a representative board member to join the JV and HSHG’s board of directors, subject to HSHG obtaining the proper approval for adding a board member.

In addition, each of the parties may provide additional funding in an amount to be mutually agreed by the parties, to cover the operations costs of the project in accordance with the applicable work plan. Such additional investment may be in the form of an equity investment for shares in the JV entity, a convertible loan, and/or procured services (the “Additional Investment”), if required (as determined by the Parties) upon mutual agreement in order to continue the activities of the applicable project(s). The valuation of the JV/any jointly controlled entities for the purposes of such Additional Investment will be mutually agreed by the parties or determined by an independent third-party expert to be mutually selected by the parties. Any Additional Investment by either party may result in a dilution of the other party’s participating interest.

Orgenesis and HSHG shall have the right to purchase all of HSHG’s or Orgenesis’ interest in the JV subject to all rules and regulations to which it is then subject, including without limitation, the rules of any U.S. national securities exchange (“ORGS Buy-Out”). In the event that the ORGS Buy-Out is implemented, then, for the purposes of the ORGS Buy-Out, the JV’s valuation shall be determined by an independent third-party expert to be mutually selected by the parties.

The foregoing summary of the Agreement does not purport to be complete, and is subject to and qualified in its entirety by the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above related to HSHG’s investment in Orgenesis common stock and warrants are incorporated by reference into this Item 3.02. The shares of Orgenesis common stock, warrants and the shares of common stock issuable upon exercise of the warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Strategic Partnership Agreement, dated as of August 9, 2024, by and between Orgenesis Inc. and Harley Street Healthcare Group (London) Plc Ltd.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: August 12, 2024	By:	/s/ Victor Miller
Victor Miller
Chief Financial Officer, Treasurer and
Secretary